Global General Technologies
Names J.K. Petter Company
President
Twenty Year Technology Veteran Adds
Management and Technology Expertise
With Global Experience
Henderson, NV--(MARKET WIRE)-July
15, 2008 -- Global General Technologies, Inc
(GLGT), a leading developer of patented
RFID solutions for security, identification, health care and asset tracking applications and perimeter defense security, announced today the appointment of J.K. Petter, as President effective July21, 2008.
Mr. Petter has 20 years of management
experience in both public and private
organizations.  He previously served as
Western Division Vice President of
Operations for ADVO, Inc.(AD), a $1 billion direct marketing company, for six years and, prior to ADVO, served as an executive manager with several different operating companies of the Dun & Bradstreet
Corporation (DNB).
Mr Petter brings his expertise as an inventor and innovator in the area of electronic technology, conductive inks and wireless device communication with extensive experience in East Asia manufacturing and design. In addition, Mr. Petter has been involved in conducting business turnarounds and workouts before returning companies to new management.
"I am pleased to welcome Mr. Petter to
Global General Technologies. His experience and leadership, combined with his in-depth knowledge and expertise in technology, further strengthens the GLGT team", said
CEO, Bob Reed. "Not only does Mr. Petter have experience in restructuring companies, but he is already very familiar with the technology, its design, implementations and capabilities for integration within foreign markets."
Prior to joining the executive management team of Global General Technologies Inc.,
Mr. Petter was Managing Director of JM
International which produces state of the art interactive and MP3 electronic products.

Mr. Petter also served as Vice Chairman and Chief Operating Officer of a children's and educational product development company, which designed, manufactured and distributed specialized interactive products utilizing innovative and licensed patented technologies.

Mr. Petter completed both the University of Chicago and University of Michigan
Executive Management Programs and
received his formal education in Industrial
Engineering from the Illinois Institute of Technology.


About Global General Technologies, Inc.
Global General Technologies, Inc., through it wholly-owned subsidiary, SmartWear
Technologies, a leading developer of
patented RFID solutions for security,
identification, health care and asset tracking applications with partnerships and strategic alliances worldwide, is a global leader for scalable, proprietary RFID, GPS and
Biometric based security products and
services. SmartWear Technologies provides security, asset protection and health care solutions through the use of RFID, GPS and Biometric patented applications. Global
General is developing an innovative perimeter defense security system known as the Silent
Soldier to be introduced into the Intelligent
Video surveillance market offering a unique approach of totally integrating an intelligent communications solution. Silent Soldier offers a high quality, durable intelligent surveillance system for perimeter defense security which system utilizes video, sound, seismic and thermal sensors and satellite technology with all components integrated through the proprietary Intelligent
Communication Node (ICN) technology
providing a real-time intelligent command and control system.
Forward Looking Statement:
Information included in this news release contains forward-looking statements made pursuant to the Private Securities Litigation
Reform Act of 1995 ("Reform Act"). Such
statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Company to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements. In connection with the safe harbor provisions of the Reform Act, the Company has identified important factors that could cause actual results to differ materially from such expectations, including operating uncertainties, uncertainties relating to economic issues and competition.
Reference is made to all the Company's SEC filings, including the Company's Reports on Forms 10K, 10Q and other periodic reports.

Contact:
     Contact:
     Global General Technologies,
Inc.
     Ir@glgtinc.com
     877-800-4660